Exhibit 99.1
Howe Barnes Bank Conference Chicago, IL August 18, 2009

# Forward Looking Information

Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would" or "plan," or future or conditional verb tenses, and variations or negatives of such terms. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth's operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth's market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth's assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth's press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Unless otherwise noted, any quotes in this presentation can be attributed to company management.

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Corporate Profile
• to financialand products of company lineindividuals non-interest to focus holding businesses and assets services in comprehensive banking banking financial aandmid-size billion locations to $13.3 8-state 318 Providesproductssmall- Traditional Community •Data as of June 30, 20093

market footprint

Balance Sheet Information
% % % Change -0.8 -0.7 3.0 13.0 3.6 3.3 2.1 2008 9,481 123 9,807 1,234 14.98 13,399 12,140 $ As of June 30, $ 2009 9,761 139 1,275 15.30 13,298 12,059 10,158 $ $ Total assets Total earning assets Loans, net of unearned discount Allowance for credit losses Total deposits Common shareholders’ equity Book value per share
Dollars in millions, except per share amounts5

Graphic Appears Here]
% % % % Change 0.4 47.7 4.7 7.2 (17.2) (20.2) (15.9) (16.5) 2008 219.9 22.0 139.5 225.5 36.6 75.3 0.91 111.8 $ $ June 30, $ Six Months Ended 2009 220.8 32.5 146.0 241.7 92.6 29.2 63.3 0.76 $ $ $ Results diluted Operating “Consistently strong performance in a challenging environment.” Net interest revenue Provision for credit losses Noninterest revenue Noninterest expense Income before income taxes Income tax provision Net income Net income per share:
Dollars in millions, except per share amounts6

Performance Ratios “Our operating results have continued to provide solid performance ratios.”
2008 1.15% 12.48% 3.79% June 30, Six Months Ended 2009 0.96% 10.26% 3.75% 2008 1.23% 13.16% 3.79% June 30, Three Months Ended 2009 1.02% 10.86% 3.75% Return on average assets Return on common equity Net interest margin7

Net Interest Margin “The company has produced a strong and relatively stable net interest margin.”8

Noninterest Revenue “We have a diversified stream of noninterest revenue.” 2008 46.1 11.1 16.8 32.9 4.5 28.1 139.5 $ $ June 30, 2009 43.2 21.6 17.5 29.7 4.2 29.8 146.0 Six Months Ended $ $ Insurance commissions Mortgage lending Credit card, debit card, and merchant fees Service charges Trust income Other Total noninterest revenue Dollars in millions9

BancorpSouth Insurance Services10

Earnings Per Share History
Total Year 2nd Qtr YTD
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Deposits and Borrowings 2Q-08
have risen 2Q-09.”
Demand — Non-InterestCDsShort-Term Borrowings
Demand — InterestSavingsOther Data based on Average Balances
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Deposits
“A strategy of controlled growth.” Total Deposits as of June 30 ($ in billions)
as of June 30, 2009
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Loans
Loans Net of Unearned Income as of June 30 ($ in billions)
has steady
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NPL as a Percent of Outstanding 0.70% 1.08 0.98 0.42 1.84 0.51 2.71 0.21 4.05 0.26 1.00% 9.2 2.2 4.5 7.1 3.6 4.1 2.0 NPL $ 82.4 20.2 44.8 97.7 $ 1,323 7,595 2,055 532 242 1,395 1,652 1,719 102 741 9,761 Outstanding $ $ Loan Portfolio Commercial & Industrial Real Estate Consumer Mortgages Home Equity Agricultural Commercial & Industrial-Owner Occupied Construction, Acquisition and Development Commercial Credit Cards All Other Total Loans
as of June 30, 2009, dollars in millions
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Real Estate Construction, Acquisition and Development
NPL as a Percent of Outstanding 0.95% 0.00 1.97 0.00 0.04 1.66 5.38 2.71 % NPL 0.1 0.0 6.0 0.0 0.1 4.4 34.2 44.8 $ $ 12 18 304 54 365 263 636 $ 1,652 Outstanding $ Multi-Family Construction Condominiums 1-4 Family Construction Recreation and All Other Loans Commercial Construction Commercial Acquisition and Development Residential Acquisition and Development Real Estate Construction, Acquisition and Development
as of June 30, 2009, dollars in millions
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Non-Accruing and Restructured Loans / Loans (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Net Charge-Offs / Average Loans (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Non-Performing Assets / Assets (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Reserve Coverage of Non-Performing Assets (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Total Equity / Total Assets (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Tangible Equity / Tangible Assets (%)
The aggregate amounts are Peer Data from SNL Financial as of 8/5/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. size-weighted, calculated by consolidating all companies into a single entity.
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Dividend Yield = 3.72% *
Dividend Growth
* as of August 5, 2009
Cash dividend per share of common stock
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Periods ending 6/30/09
Total Shareholder Return including dividends
S&P 500 Index
S&P 500 Banks Index
BXS
Bloomberg Source:
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Additional information can be found at . com common stock is traded on the New York Stock Exchange . bancorpsouth
..
BancorpSouth’s under the symbol BXS. www